                                                                    EXHIBIT 10.2



                              AMENDED AND RESTATED
                             CONTRIBUTION AGREEMENT


                 This Amended and Restated Contribution Agreement (this "Agreement") is entered into by and between Tele-Communications, Inc., a Delaware corporation ("TCI"), and TCI Music, Inc., a Delaware corporation (the "Company"), to amend, restate and replace the Contribution Agreement dated as of July 11, 1997 between them (the "Original Agreement").

                                    RECITALS

                 TCI desires to cause various of its indirect subsidiaries to transfer to the Company and to DMX Inc. ("DMX"), a subsidiary of the Company,
(i) equipment useful in DMX's business and (ii) rights to receive revenues from the distribution and sale to subscribers of those TCI subsidiaries of music programming services produced by DMX. To induce TCI, among other things, to cause such transfers to be effected and to obtain assurances from TCI as to the annual amounts of the transferred revenues that will be received by the Company in consideration of such transfer, the Company desires (i) to issue to TCI 62,500,000 shares of the Company's Series B Common Stock, (ii) to issue to TCI a promissory note for $40,000,000 and (iii) to cause DMX to enter into an affiliation agreement granting to Satellite Services, Inc., a subsidiary of TCI, the right to distribute DMX's music programming services and to sublicense to affiliates of TCI and other qualifying parties such right to distribute.

                 In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                I.  DEFINITIONS

                 As used in this Agreement, terms with initial capital letters will have the meanings ascribed to them below, unless the context clearly requires otherwise:

                 Affiliate means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with, such Person.

                 Analog DMX Revenues means all revenues of a TCI System Owner that are attributable to the distribution and sale of DMX Services to cable subscribers who receive the DMX Services via C-Band satellite transmission (rather than digital compression technology), including equipment rental, installation and other charges payable by such subscribers.

                 Annual Benchmark means, for the Measurement Year beginning January 1, 1997, $18,000,000, and for each succeeding Measurement Year an amount equal to the Annual Benchmark for the preceding Measurement Year increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, All Items (or any similar successor index published by a U.S. governmental agency) as of January 1 of such Measurement Year over such index as of January 1 of the preceding calendar year.

                 Benchmark Deficit has the meaning set forth in Section 8.2.

                 Business Day means any day other than a Saturday or Sunday or a day on which banks in New York, New York or Denver, Colorado are authorized to be closed.

                 Closing has the meaning set forth in Section 2.1.

                 Company has the meaning set forth in the preamble to this Agreement.

                 Company Note means a promissory note in the principal amount of $40,000,000, payable to the order of TCI, (i) providing for principal to be paid in full 180 days after the Closing, (ii) providing that if principal is not paid in full 180 days after the Closing, interest will accrue at 10% per annum on the unpaid principal from the date of the note through and including the date of payment in full of unpaid principal, (iii) providing for the prepayment of principal without penalty by the Company at any time after the Closing, and (iv) including such other terms and conditions as TCI and the Company may agree, as such promissory note may from time to time be extended or modified.

                 Contributed Tuners means all of the commercial DMX tuners indirectly owned and held in inventory by TCI at the time of the Closing.

                 Control means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Controlled Person, whether by the ownership of voting securities, by contract or otherwise.

                 DMX has the meaning set forth in the Recitals to this Agreement.

                 DMX Affiliation Agreement means the Affiliation Agreement being entered into as of the Effective Date, between DMX and Satellite Services, Inc., an Owned Subsidiary of TCI (including its successors and assigns, "SSI"), pursuant to which TCI System Owners are granted rights to distribute and sell DMX Services, as such Affiliation Agreement may from time to time be in effect.

                 DMX Services means the audio music programming services offered for sale by DMX.

                 Effective Date means July 1, 1997.

                 Measurement Year means a 12-month period beginning January 1 of any year prior to the Termination Date and ending December 31 of such year.

                 Merger means the merger of TCI Music Merger Sub, Inc. with and into DMX pursuant to the Merger Agreement.

                 Merger Agreement means the Agreement and Plan of Merger, dated as of February 6, 1997, among DMX, the Company, TCI and TCI Music Merger Sub, Inc.

                 Music Business means the business of acquiring, producing, packaging or compiling audio or video programming the content of which is primarily music or music-related, and the marketing and sale of such programming by any method of distribution.

                 Net Analog DMX Revenues means, for any period of determination, all Analog DMX Revenues of a TCI System Owner for such period, minus (i) the Retained Percentage for such period and (ii) license fees for such period that are payable to DMX pursuant to the DMX Affiliation Agreement.

                 Owned Subsidiary means, with respect to any Person, any other Person that such Person Controls and in which all the outstanding common stock, in the case of a corporation, or, in the case of a Person that is not a corporation, all the ownership interests, are owned, directly or indirectly, by such Person, including with respect to such Person any other Person that pursuant to the preceding clause would be an Owned Subsidiary of any other Owned Subsidiary.

                 Person means a human being or a corporation, general or limited partnership, limited or unlimited liability company, trust, association, unincorporated organization, governmental authority or other entity.

                 Retained Percentage means, for any period of determination, an amount equal to 10% of that portion of Analog DMX Revenues of a TCI System Owner for such period that is attributable to the distribution and sale of DMX Services to residential subscribers.

                 Retail Digital Revenues means all revenues of a TCI System Owner that are attributable to the distribution and sale of audio or video programming services via digital compression technology.

                 Shares means 62,500,000 shares of Series B Common Stock, par value $.01 per share, of the Company.

                 TCI has the meaning set forth in the preamble to this Agreement.

                 TCI System Owner means each Owned Subsidiary of TCI that offers DMX Services to its subscribers.

                 Termination Date means June 30, 2017.

                      II.  ASSIGNMENT OF DMX REVENUES AND
                     CONTRIBUTED TUNERS; ISSUANCE OF SHARES

                 2.1 Rights Agreement; Assignment of Net DMX Revenues, Etc. At the closing of the transactions contemplated by this Agreement (the "Closing"):

                          (a)     TCI will execute and deliver a Rights
Agreement, in the form prescribed by the Merger Agreement, granting to stockholders of DMX who are entitled to receive shares of stock of the Company pursuant to the Merger Agreement the right to require TCI to purchase such shares, subject to the terms and conditions of such Rights Agreement.

                          (b)     TCI will cause each Person that is a TCI
System Owner as of the Effective Date to assign to the Company the right to receive Net Analog DMX Revenues of such TCI System Owner for the period beginning on July 1, 1997 and ending on the earlier of the Termination Date and the date on which such TCI System Owner ceases to be a TCI System Owner. Payments of Net Analog DMX Revenues will be remitted to the Company and DMX as provided in Section 8.2.

                          (c)     TCI will cause the Contributed Tuners to be
assigned and transferred to the Company pursuant to one or more bills of sale or assignments in form reasonably satisfactory to the Company.

                          (d)     The Company will deliver to TCI, as the
designee of the TCI System Owners, (i) the Shares and (ii) the Company Note.

                          (e)     The Company will cause DMX to execute and
deliver to SSI the DMX Affiliation Agreement.

                 2.2 New TCI System Owners. Promptly after any Person becomes a TCI System Owner, TCI will cause such TCI System Owner to assign to the Company and DMX the right to receive such TCI System Owner's Net Analog DMX Revenues for the period beginning on the date such Person becomes a TCI System Owner and ending on the earlier of the Termination Date and the date on which such Person ceases to be a TCI System Owner.

                  III.  REPRESENTATIONS AND WARRANTIES OF TCI

                 TCI represents and warrants to the Company that:

                 3.1 Organization, Good Standing and Authority. Each of TCI and the TCI System Owners is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

                 3.2 Authorization and Validity; Consents; No Conflicts. The execution and delivery by each of TCI and the TCI System Owners of, and the performance by each of them of its obligations under, this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action of TCI or such TCI System Owner. This Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, the legal, valid and binding obligations of each of TCI and the TCI System Owners, enforceable in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No consent or approval of, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance by TCI or any of the TCI System Owners of this Agreement or any other agreement to be executed and delivered by it pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby, the failure of which to be obtained, given or made would have a material adverse effect on TCI and the TCI System Owners, taken as a whole, or on their ability to perform their obligations under this Agreement. The execution and delivery by TCI or any of the TCI System Owners of, and the performance by each of them of its obligations under, this Agreement and any other agreement to be executed and delivered by it pursuant to this Agreement will not violate its certificate or articles of incorporation or bylaws or any material agreement to which it is a party or by which it is bound or affected.

                 3.3 Investment Intent. TCI is acquiring the Shares for investment only and acknowledges that they may not be sold without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or unless an exemption therefrom is available, and agrees that a legend to the foregoing effect may be placed on the certificate representing the Shares.

               IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 4.1 Organization, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

                 4.2 Authorization and Validity; Consents; No Conflicts. The execution and delivery by the Company of, and the performance by it of its obligations under, this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action of the Company. This Agreement constitutes, and when executed and delivered by the Company pursuant to this Agreement, the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, its legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No consent or approval of, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance by the Company of this Agreement or any other agreement to be executed and delivered by the Company pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby, the failure of which to be obtained, given or made would have a material adverse effect on the Company or on its ability to perform its obligations under this Agreement. The execution and delivery by the Company of, and the performance by it of its obligations under, this Agreement and any other agreement to be executed and delivered by it pursuant to this Agreement will not violate its certificate of incorporation or bylaws or any material agreement to which it is a party or by which it is bound or affected.

                 4.3 Shares. When issued and delivered by it at the Closing, the Shares to be issued by the Company hereunder will be validly issued, fully paid and nonassessable and will be owned by TCI (or, if applicable, TCI's designee) free and clear of any lien, charge, encumbrance, security interest or any other similar right of any third party.

                  V.  CONDITIONS TO OBLIGATIONS OF THE COMPANY

                 The obligations of the Company to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to satisfaction or the waiver by it, at or prior to the Closing, of each of the following conditions:

                 5.1 Truth of Representations and Warranties. All representations and warranties of TCI set forth in this Agreement, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, in each case at the time of the Closing with the same effect as if made at that time, except for changes permitted or contemplated by this Agreement.

                 5.2 Performance of Agreements. All agreements of TCI set forth in this Agreement that are required to be performed by it at or before the Closing have been performed in all material respects.

                 5.3      Merger Completed.  The Merger is completed.

                     VI.  CONDITIONS TO OBLIGATIONS OF TCI

                 The obligations of TCI to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to satisfaction or the waiver by it, at or prior to the Closing, of each of the following conditions:

                 6.1 Truth of Representations and Warranties. All representations and warranties of the Company set forth in this Agreement, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, in each case at the time of the Closing with the same effect as if made at that time, except for changes permitted or contemplated by this Agreement.

                 6.2 Performance of Agreements. All agreements of the Company set forth in this Agreement that are required to be performed by it at or before the Closing have been performed in all material respects.

                 6.3      Merger Completed.  The Merger is completed.

                                 VII.  CLOSING

                 7.1 Closing. If the Merger has occurred, the Closing will be deemed to have taken place on the Effective Date.

                 7.2 Items Delivered by TCI and TCI System Owners. Effective as of the Closing, TCI will deliver, and will cause each TCI System Owner to deliver, to the Company (i) an assignment transferring the rights of such TCI System Owner in and to its Net DMX Revenues as required by this Agreement and such other assignments, bills of sale or other instruments as are sufficient to transfer to the Company all the legal and beneficial interests in such rights and (ii) the other instruments and agreements contemplated by
Section 2.1.

                 7.3      Items Delivered by the Company.  Effective as of the
Closing:

                          (a)     The Company will deliver to TCI, as the
designee of the TCI System Owners, the Company Note.

                          (b)     The Company will deliver to TCI one or more
duly executed certificates representing the Shares.

                                VIII.  COVENANTS

                 8.1      Right to Compete.

                          (a)     TCI and any Affiliate of TCI may engage in or
possess interests in one or more other businesses or ventures of any nature or description, without regard to whether any of such businesses or ventures are or may be deemed to be competitive in any way with any business of the Company or any person in which the Company has an interest. Without limiting the generality of the foregoing, none of TCI or any of its Affiliates or any director, officer or employee of TCI or any of its Affiliates (including any such director, officer or employee who serves as a director, officer or employee of the Company) will be obligated to present to the Company any particular investment or business opportunity, regardless of whether such opportunity is of a character that the Company could pursue it if it were presented to the Company, but instead, TCI and its Affiliates will have the right to take such opportunity for their own account or for the account of any other Person without any obligation whatsoever to the Company.

                          (b)     Although the Company and TCI agree to be
bound by the provisions of subsection (a) of this Section for purposes of defining their respective legal rights and obligations, TCI acknowledges that, subject to such provisions, TCI intends to use commercially reasonable efforts to expand the involvement of the Company in the Music Business and to cause the Company to pursue future business activities in the Music Business.

                 8.2 Delivery of Net Analog DMX Revenues and other Payments to the Company and DMX.

                          (a)     For each Measurement Year (or the portion
thereof during which this Agreement is in effect) prior to the Termination Date, TCI will deliver, or will cause the TCI System Owners to deliver, to the Company monthly in arrears a payment equal to one-twelfth of the Annual Benchmark for such Measurement Year (a "Monthly Payment"). The total of all Monthly Payments made during each Measurement Year will be deemed to be payment of Net Analog DMX Revenues to the extent thereof. If for any Measurement Year the total of the Monthly Payments required to be made exceeds the Net Analog DMX Revenues for such Measurement Year (or the portion of such Measurement Year for which Monthly Payments are required to be made), such excess (a "Benchmark Deficit") (i) will be retained by TCI Music for its account and for the account of DMX, to be apportioned between the Company and DMX as the Company may determine, it being acknowledged that the Benchmark Deficit represents compensation to the Company and DMX for the loss of Net Analog DMX Revenues resulting from the offering by TCI System Owners of DMX Services for distribution through digital compression technology and the grant to SSI of the right to distribute DMX Services to commercial subscribers, and (ii) unless otherwise specified by TCI, will be deemed to have been paid out of Retail Digital Revenues of the TCI System Owners, it being acknowledged that the designation of Retail Digital Revenues as the primary source for payment of a Benchmark Deficit is not intended to be an allocation thereof to the sale of DMX Services.

                          (b)     Each Monthly Payment will be made by the end
of the calendar month immediately following the calendar month for which payment is required to be made. In no event will the sum of all Monthly Payments required to be made for any Measurement Year exceed the Annual Benchmark or, if Monthly Payments are required to be made for less than a full Measurement Year, a pro rata portion of the Annual Benchmark.

                          (c)     If the Net Analog Revenues for any
Measurement Year (or the portion thereof during which this Agreement is in effect) exceed the applicable Annual Benchmark (or, in the case of a partial Measurement Year, a pro rata portion of such Annual Benchmark), the excess will be deemed to have been retained by TCI in reduction of fees otherwise payable by it or its affiliates for the right to distribute DMX Services.

                          (d)     The obligations of TCI to pay or cause to be
paid to the Company and DMX the Monthly Payments as provided above will terminate on the Termination Date, except as to the obligation to make any payment that has accrued on or before the Termination Date, which obligation will continue until satisfied.

                               IX.  MISCELLANEOUS

                 9.1 Notices. All notices, requests, demands and other communications called for or contemplated hereunder will be in writing and will be deemed to have been duly given if delivered in person or by United States certified or registered mail, prepaid, addressed to the parties, their permitted successors in interest or assignees, or sent by courier or telecopier:

                          To TCI at:

                                  Tele-Communications, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado  80111
                                  Attention:  Brendan Clouston
                                  Telecopy:  (303) 488-3200

                          with a copy similarly addressed,
                                  Attention:  Legal Department

                          and another copy to:

                                  Sherman & Howard L.L.C.
                                  3000 First Interstate Tower North
                                  633 Seventeenth Street
                                  Denver, Colorado  80202
                                  Attention:  Charles Y. Tanabe, Esq.
                                  Telecopy:  (303) 298-0940

                          To the Company at:

                                  TCI Music, Inc.
                                  c/o Tele-Communications, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111
                                  Attention:  President
                                  Telecopy:  (303) 267-5376

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery or on the third Business Day after the mailing thereof, except that any notice of a change of address will be effective only upon actual receipt.

                 9.2 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will bear the fees and expenses relating to its compliance with the various provisions of this Agreement, and each of the parties will pay all of its own expenses (including all attorneys' fees and expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparation made for carrying the same into effect.

                 9.3 Modification; Waiver. This Agreement may be modified or terminated by mutual agreement only by a writing signed by each of the parties, and no provision or condition herein may be waived other than by a writing signed by the party waiving such provision or condition.

                 9.4 Headings. Article and Section headings in this Agreement are for the sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings will not be considered in interpreting or construing this Agreement.

                 9.5 Assignment. Neither party may assign any of its rights under this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other party, which consent may be withheld at such party's absolute discretion. Notwithstanding the preceding sentence, any party may assign its rights under this Agreement to any Affiliate of such party without the consent of any other party.

                 9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed to be an original, and all of which taken together will constitute one instrument.

                 9.7 Additional Documents. At the Closing and from time to time after the Closing, at either party's request and without further consideration, the other party will execute and deliver (or cause to be executed and delivered) such other instruments of conveyance and transfer and will take such other actions as may reasonably be required effectively to carry out the transactions contemplated by this Agreement.

                 9.8 Other. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written (including the Original Agreement), are merged into this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and, subject to the limitations set forth in Section 9.5, their respective successors and assigns. The provisions of this Agreement are for the exclusive benefit of the parties and their permitted successors and assigns, and no other Person is intended to be a third-party beneficiary or to have any rights by virtue of this Agreement.

                 9.9 Governing Law. This Agreement will be governed by the laws of the State of Colorado, without regard to the conflicts of laws rules thereof.

                 9.10 Interpretation. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day, and if the last day for the giving of any notice or the taking of any other action is a day that is not a Business Day, the time for giving such notice or taking such action will be deemed extended to the next Business Day.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on November 10, 1997 to be effective as of the Effective Date provided herein.

                                       TELE-COMMUNICATIONS, INC.


                                       By:    /s/ Stephen M. Brett
                                              ------------------------------
                                       Name:  Stephen M. Brett
                                       Title: Executive Vice President


                                       TCI MUSIC, INC.


                                       By:    /s/ David B. Koff
                                              ------------------------------
                                       Name:  David B. Koff
                                       Title: President